Goodman Networks to Acquire Multiband

May 22, 2013, PLANO, TX and MINNEAPOLIS, MN — (Business Wire) — Goodman Networks Incorporated, a privately held leader in the design, engineering, deployment, integration and maintenance of wireless telecommunication networks, and Multiband Corporation, (NASDAQ:MBND), a leading Home Service Provider (HSP) for DIRECTV and the nation’s largest DIRECTV Master System Operator (MSO) for Multiple Dwelling Units (MDU’s), today jointly announced that they have signed a definitive merger agreement, pursuant to which Goodman Networks will acquire Multiband.

Under the terms of the agreement, Goodman Networks will pay $3.25 per Multiband common share, redeem all of Multiband’s outstanding preferred stock and repay Multiband’s outstanding bank indebtedness in an all cash transaction totaling approximately $116 million. This represents a premium of approximately 26.0% over the closing price of Multiband’s common stock on May 21, 2013 and a premium of approximately 47.6% over Multiband’s average closing price during the 90 days ended on May 21, 2013. The agreement was approved by the unanimous vote of each of Goodman Networks’ and Multiband’s directors.

Multiband said that its Board of Directors has evaluated a number of alternatives for the company and believes that Multiband’s acquisition by Goodman Networks is in the best interest of Multiband’s shareholders. Goodman Networks believes that the addition of Multiband is complementary to Goodman Networks and will provide significant value to customers, investors and employees of both companies.

The transaction, which is expected to close in the third quarter of 2013, is subject to the approval of Multiband’s shareholders, regulatory approvals and other customary closing conditions. There is no financing condition associated with the proposed acquisition. Upon the close of the acquisition, Multiband will be operated as a wholly-owned subsidiary of Goodman Networks and continue under Jim Mandel’s leadership in the role of Chief Executive Officer of Multiband.

Under the terms of the agreement, for a period of 45 calendar days, Multiband may solicit alternative proposals from third parties. Multiband does not anticipate that it will disclose any developments with regard to this process unless and until the Multiband Board of Directors makes a decision with respect to any potential superior proposal. There are no guarantees that this process will result in a superior proposal. If Multiband proceeds with a superior proposal, it would be required to pay Goodman Networks a breakup fee of $5 million to $6 million, depending on timing.

Multiband Corporation’s shareholders will be given information about the transaction in a proxy statement that Multiband will file with the Securities and Exchange Commission and send to its shareholders.

Craig-Hallum Capital Group, LLC is acting as exclusive financial advisor to Multiband and provided a fairness opinion to the Multiband Board of Directors and a special committee of the board. Winthrop & Weinstine, P.A. is acting as legal advisor to Multiband and its Board of Directors.

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Jefferies LLC and Credit Suisse served as Goodman Networks’ financial advisors and Haynes and Boone, LLP served as Goodman Networks’ legal counsel on the transaction.

About Multiband Corporation

Multiband Corporation (Nasdaq: MBND) engages with a vast and growing array of technologies including renewable energy, wireless infrastructure, electrical power systems, digital signage, commercial audio/video solutions, hospitality IPTV and VOD systems. Multiband completes nearly 20% of all DIRECTV’s installations, maintenance and upgrades for residents of single-family homes. Multiband also supplies broadband cable and satellite internet solutions for homes and businesses across the nation. As the largest nationwide DIRECTV master system operator in the Multiple Dwelling Unit (MDU) market and one of the largest full-service home service providers (HSPs), Multiband is a driven leader in a competitive industry. Additionally, Multiband is a leading provider of software and integrated billing services to MDUs on a single bill, including video, voice, data and other value-added local services, both directly and through strategic partnerships. Multiband focuses on providing world-class customer service and the highest level of performance for all partners and customers, from multinational corporations to individual families. Multiband is headquartered in Minneapolis, Minn., and has offices strategically placed around the continental United States.

About Goodman Networks:

Goodman Networks, a TL9000-V (R5.0) registered telecommunications Services Company, helps its customers engineer, deploy, integrate and maintain complex and converging networks. Since its founding in 2000, Goodman Networks has grown to become one of the largest end-to-end communications solutions providers in the United States. The growth of Goodman Networks is a reflection of its reputation for completing communication projects with industry-leading quality and on-time performance metrics at competitive prices. As a leader in telecom services innovation and integration, Goodman Networks is committed to continual investment in its people, processes and systems. Additional information can be found at www.goodmannetworks.com.

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Safe Harbor Statement

Cautionary Notice: In addition to statements of historical fact, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the companies’ expectations or beliefs concerning future events and are subject to uncertainties and risks that could cause actual results to differ materially from those set forth in the forward-looking statements including, but not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the possibility that the proposed acquisition does not close when expected, at all or on the terms described above because of a number of factors, including that required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; (iii) the risk that a closing condition to the merger agreement may not be satisfied, (iv) the risk that the benefits from the proposed transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, and the degree of competition in the geographic and business areas in which we operate; (v) the ability to promptly and effectively integrate the business of Multiband into Goodman Networks; (vi) the reaction of the companies’ customers, suppliers, employees, potential hires and counterparties to the transaction; (vii) diversion of management time on merger-related issues; (viii) changes in credit ratings, interest rates, leverage, and economic conditions and the impact of these factors on our cost of borrowing and access to capital markets; and (ix) other risks described in Goodman Networks’ registration statement on Form S-4 on file with the Securities and Exchange Commission (the “SEC”) and in Multiband Corporation’s filings with the SEC, including its Annual Report on Form 10-K for its 2012 fiscal year filed with the SEC on April 1, 2013. Forward-looking statements speak only as of the date they were made, and the companies disclaim any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Additional Information About the Transaction and Where to Find It

This document may be deemed to be solicitation material in respect of the proposed merger between Multiband and a subsidiary of Goodman Networks. In connection with the proposed transaction, Multiband will file with the SEC and furnish to its shareholders a proxy statement and related materials. BEFORE MAKING ANY VOTING DECISION, MULTIBAND CORPORATION’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of documents filed by Multiband Corporation with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors and security holders may obtain a free copy of Multiband Corporation’s filings with the SEC from Multiband Corporation’s website at http://www.multibandusa.com/investorRelations.asp or by directing a request to Multiband by telephone at (763) 504-3000, via electronic mail to steve.bell@multibandusa.com or by mail at Multiband Corporation, 5605 Green Circle Drive, Minnetonka, Minnesota 55343.

Multiband Corporation and certain of its directors, executive officers, and certain other members of management and employees of Multiband may be deemed to be participants in the solicitation of proxies from Multiband’s shareholders in favor of the proposed merger. Information about Multiband’s directors and executive officers is set forth in Multiband’s Annual Report on Form 10-K filed with the SEC on April 1, 2013. Additional information regarding the interests of these individuals and other persons who may be deemed to be participants in the solicitation will be included in the proxy statement for the transaction that Multiband will file with the SEC.

Contact at Multiband Corporation

Contact: James Mandel, CEO for Multiband Corporation at (763) 504-3000.

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Contacts at Goodman Networks Incorporated

Media Relations: Charlie Guyer, Vice President, Communications, cguyer@goodmannetworks.com, 617-599-8830

Investor Relations: Randy Dumas, Chief Financial Officer, investorrelations@goodmannetworks.com

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